                            PATENT LICENSE AGREEMENT

            Effective on the 19th day of March, 1998, by and between:

                            THE UNIVERSITY OF CHICAGO

                     OPERATOR OF ARGONNE NATIONAL LABORATORY
        UNDER ITS U.S. DEPARTMENT OF ENERGY CONTRACT NO. W-31-109-ENG-38

                                        &

                          PACKARD INSTRUMENT CO., INC.

This Agreement is between the University of Chicago as Operator of Argonne National Laboratory under its U.S. Department of Energy (DOE) Contract No. W-31-109-ENG-38 (hereinafter "Licensor") and Packard Instrument Co., Inc., a corporation organized and existing under the laws of the State of Delaware with its principal office at 800 Research Parkway, Meriden, CT 06450 (hereinafter "Licensee").

1.     BACKGROUND

1.1 Licensor, under the above identified DOE contract has a contractual arrangement with the Engelhardt Institute of Molecular Biology, Russian Academy of Sciences, Moscow, Russia under a Memorandum of Understanding dated December 8, 1994 and a subcontract identified as ANL Subcontract No. 943352403. Pursuant to said Memorandum of Understanding and Subcontract and existing laws of the United States, Licensor has acquired rights in and to certain inventions identified in Exhibit A which is attached and incorporated herein.

1.2 Licensor, under the above identified DOE contract, has conceived or first reduced to practice certain inventions identified in Exhibit A. Pursuant to the terms of said DOE Contract and existing laws of the United States, Licensor has acquired certain rights in and to these inventions.

1.3 The inventions described in Article 1.1 and 1.2 above and identified in Exhibit A which is attached and incorporated herein are hereinafter collectively referred to as "Background Inventions."

1.4 Licensee has an established commercial position in the drug discovery, genomic research and biomedical market segments. Licensee markets a wide array of imagers for the detection of samples on microchips and provides robotic liquid handling equipment to effect DNA extraction, DNA purification, DNA amplification (PCR) and sequence template preparation. Licensee wishes to enhance its commercial position in DNA chip technology and, to effect this, is entering into collaborative research agreement with Licensor and Motorola, Inc., Schaumburg, Illinois, identified as CRADA C9701902. The parties recognize that Licensor may generate "Subject Inventions" under said CRADA C9701902 and acquire rights thereto pursuant to the terms of said CRADA, said DOE Contract and existing laws of the United States.

Licensee desires to acquire rights in and to said Background Inventions and Licensor's Subject Inventions under CRADA C9701902.

Licensor is willing to grant rights in and to said Background Inventions and Licensor's Subject Inventions under CRADA C9701902 so that the inventions may be developed and used to the fullest extent for the benefit of Engelhardt Institute of Molecular Biology, the benefit of the U.S. Economy and the general public.

2.     DEFINITIONS

2.1 "Licensed Background Patents" shall mean the U.S. patents for inventions identified and listed in Exhibit A. Such patents shall include all patents of addition, reissues, reexaminations or extensions of the foregoing provided the Licensor is the owner thereof or has the right to

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sublicense. Further, such patent applications shall include any continuations, continuations-in-part and divisions provided the Licensor is the owner thereof or has the right to sublicense.

2.2 "Licensed Subject-Invention Patents" shall mean the patents issuing on the Subject Inventions of Licensor under said CRADA C9701902 pursuant to Articles XVIC and XVIF thereof.

2.3 "Licensed Patents" shall mean any Licensed Background Patents and/or Licensed Subject-Invention Patents.

2.4 "Licensed Products" shall mean any and all products made, used, or sold by the Licensee within the scope of one or more claims of Licensed Patents.

2.5 "Licensed Method" is any method, procedure or process whose use or practice is within the scope of any claim of Licensed Patents.

2.6 "Licensee Affiliate" is defined as any entity in which Licensee, now or in the future, owns or controls, directly or indirectly, greater than forty percent (40%) of the stock carrying the right to vote for or appoint directors or property or equity right in the entity. It further includes BioSignal, Inc., 1744 William Street, Montreal, QC Canada H3J1R4 provided Licensee has and maintains a nineteen and one half percentage (19.5%) interest right therein.

2.7 "Gross Sales of Licensed Products" shall mean [* * *]. In the case of Licensed Products used or transferred internally or incorporated into another product that does not infringe a Licensed Patent, Gross Sales of Licensed Products shall mean the fair market value of Licensed Products as if they were sold to an unrelated third party in similar quantities.

2.8 "Licensed Service" shall mean any service offered or performed by Licensee wherein a Licensed Method is used or practiced other than to produce a Licensed Product.

2.9 "Gross Sales of Licensed Services" shall mean [* * *]. In the case of Licensed Services provided internally, Gross Sales of Licensed Services shall mean the fair market value of Licensed Services as if they were provided to an unrelated third party under similar circumstances.

2.10 "Life Science Research Field of Use" is defined in Exhibit E which is attached and incorporated herein.

2.11 "Clinical Diagnostics Field of Use" is defined in Exhibit F which is attached and incorporated herein.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.    GRANTS

3.1

      (a) Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and each Licensee Affiliate in the United States the nonexclusive right and license, to make, use, and sell Licensed Products and practice the Licensed Method embodying said Licensed Patents. The nonexclusive license to Licensee shall include the right to grant sublicenses pursuant to
Article 5 of the same scope in all fields.

            However, it is expressly agreed and understood that the aforedescribed right to Licensee to grant sublicenses pursuant to Article 5 does not extend to Licensed Subject-Invention Patents for which Licensee has not requested U.S. rights pursuant to Article XVC of CRADA C9701902. No right to sublicense is granted to Licensee for Licensed Subject-Invention Patents for which Licensee has not requested U.S. rights.

      (b) Subject to the terms and conditions of this Agreement with respect to Licensed Subject-Invention Patents to which Licensee has requested U.S. rights pursuant to Article XVC of CRADA C9701902, Licensor hereby grants to Licensee and each Licensee Affiliate in the United States a limited-exclusive right and license, with the right to sublicense pursuant to Article 5, to make, use, and sell Licensed Products and practice the Licensed Methods embodying said Licensed Subject-Invention Patents in the Life Science Research Field of Use as defined in Exhibit E. A limited-exclusive license to Licensee of paragraph 3.1(b) of this Article is subject to a nonexclusive license in the Life Science Research Field of Use of Exhibit E with the right to sublicense that Licensor may grant to Motorola, Inc. pursuant to the terms of CRADA C9701902 and a license agreement associated therewith.

            Subject to the terms and conditions of this Agreement with respect to Licensed Subject-Invention Patents to which Licensee has requested U.S. rights pursuant to Article XVC of CRADA C9701902, Licensor hereby grants to Licensee and each Licensee Affiliate in the United States a nonexclusive right and license, with the right to sublicense pursuant to Article 5, to make, use, and sell Licensed Products and practice the Licensed Methods embodying said Licensed Subject-Invention Patents in the Clinical Diagnostics Field of Use as defined in Exhibit F. The nonexclusive license to Licensee of paragraph 3.1(b) of this Article is subject to a limited-exclusive license in the Clinical Diagnostics Field of Use of Exhibit F with the right to sublicense that Licensor may grant to Motorola, Inc. pursuant to the terms of CRADA C9701902 and a license agreement associated therewith.

      (c) Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and each Licensee Affiliate in each foreign country in which Licensee has requested rights and in which a patent application has been filed in accordance with Articles XV and XVI of CRADA C9701902, the nonexclusive right and license, to make use and sell Licensed Products and practice the Licensed Methods embodying said Licensed Subject-Invention Patents. The nonexclusive license to Licensee shall include the right to grant sublicenses pursuant to
Article 5 of the same scope in all fields.

      (d) Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and each Licensee Affiliate, in each foreign country in which Licensee has requested rights and in which a patent application has been filed in accordance with Articles XV and XVI of CRADA C9701902, the limited-exclusive right and license, with the right to sublicense pursuant to Article 5, to make use and sell Licensed Products and practice the Licensed Methods embodying said Licensed Subject-Invention Patents in the Life Science Research Field of Use as defined in Exhibit E. The limited-exclusive license to Licensee of paragraph 3.1(d) of this Article is subject to a nonexclusive license in the Life Science Research Field of Use of Exhibit E with the right to sublicense that Licensor may grant to Motorola, Inc. pursuant to the terms of CRADA C9701902 and a license agreement associated therewith.

            Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee and each Licensee Affiliate, in each foreign country in which Licensee has requested rights and in which a patent application has been filed in accordance with Articles XV and XVI of CRADA C9701902, a nonexclusive right and license, with the right to sublicense pursuant to Article 5, to make use and sell Licensed Products and practice the Licensed Methods embodying said Licensed Subject-Invention Patents in the Clinical Diagnostics Field of Use as defined in Exhibit F. The nonexclusive license to Licensee of paragraph 3.1(d) of this Article is subject to a limited-exclusive license in the Clinical Diagnostics Field of Use of Exhibit F with the right to sublicense that Licensor may grant to Motorola, Inc. pursuant to the terms of CRADA C9701902 and a license agreement associated therewith.

3.2 The license and right granted in Article 3.1 is subject to the following U.S. Government rights:

THE U.S. GOVERNMENT HAS A PAID-UP, ROYALTY-FREE, NON-TRANSFERABLE, WORLDWIDE, IRREVOCABLE LICENSE FOR GOVERNMENT USE TO PRACTICE OR HAVE PRACTICED BY OR ON BEHALF OF THE U.S. GOVERNMENT THE LICENSED PATENTS. THE U.S. GOVERNMENT HAS CERTAIN OTHER RIGHTS UNDER 35 USC 200 ET SEQ. AND APPLICABLE REGULATIONS.

3.3

      (a) Licensee may, within [* * *] after the last party executed this Agreement, request in writing foreign rights in and to a Licensed Background Patent. Such request shall identify each country in which Licensee requests license rights.

      (b) Licensor, to the extent it has the right at the time of Licensee's written request and to the extent that no patent application has been filed thereon in the identified country, will cause to be filed on the Licensed Background Patent, a patent application in each country identified by Licensee.

      (c) Licensee agrees that it shall be responsible for and pay, as directed by Licensor, for all external costs associated with the drafting, filing, prosecuting, issuance and maintenance fees of each Licensed Background Patent for which a patent application is filed in each country at Licensee's request pursuant to paragraphs 3.3 (a) and (b) above of this Article.

      (d) Licensor shall provide copies of documents to be filed, filed and received in the prosecution of patent applications filed by Licensor pursuant to paragraph 3.3 (b) above on each


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Licensed Background Patent and shall afford Licensee an opportunity to comment thereon. It is expressly understood and agreed that Licensor shall control the prosecution of patent applications on Licensed Background Patent patent applications, taking into account any comments provided by Licensee.

      (e) Licensee agrees to pay its costs obligated under this Article within thirty (30) days after receipt of billing. Failure to pay such costs by Licensee shall terminate any license to Licensee granted under this Agreement to any patent application covered by such costs.

      (f) Licensor, to the extent that it has the right at the time of Licensee's written request of paragraph 3.3(a), agrees to grant a nonexclusive license to Licensee in each such patent application filed at Licensee's expense in each country identified by Licensee, with the right to sublicense pursuant to
Article 5, to make use and sell Licensed Products and practice the Licensed Method embodying said Licensed Background Patent.

      (g) It is anticipated by the parties that Licensor shall enter into an arrangement with Motorola, Inc., Schaumburg, IL, wherein Motorola, Inc. may request nonexclusive foreign license rights in and to Licensed Background Patents. Licensor agrees that to the extent that such rights are granted to Motorola, Inc. in and to a patent application on a Licensed Background Patent in a country for which Licensee has an obligation to pay the costs thereon pursuant to paragraph 3.3 (c) of this Article, Licensee's obligation thereto shall be reduced to fifty percent (50%) of such costs.

      (h) Licensor agrees that, if Licensor grants any license to a third party in and to a patent application or patents on a Licensed Background
Patent in a country for which Licensee has an obligation to pay all the costs thereon pursuant to paragraph 3.3(c) of this Article (other than to the U.S. Government or Motorola, Inc. under a collaborative research agreement with Licensor), Licensor agrees to pay Licensee [* * *] of the gross royalties from such license attributable to said patent application until a sum equal to[* * *] times the amount paid by Licensee as costs under this Article 3.3 is attained. For patent applications or patents on a Licensed Background Patent wherein Licensee's obligation to pay the costs therefor is [* * *]of such costs, Licensee's share of the gross royalties attributable to such patent application or patent shall be [* * *] of the gross royalties until a sum equal to [* * *] the amount paid by Licensee as costs under this Article 3.3 is attained.

4.    U.S. COMPETITIVENESS

Licensee agrees that any Licensed Product(s) for use or sale in the United States shall be manufactured substantially in the United States. Further, Licensee agrees that if Licensee is a CRADA Participant with Licensor, then the U.S. Competitiveness terms and conditions of said CRADA shall apply to Licensed Subject-Invention Patents under this License Agreement.

5.    SUBLICENSES

5.1   Licensee may grant sublicenses only under the following conditions:

      (a) Licensed Products sold or used in the U.S. will be substantially manufactured in the U.S., and


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

      (b) Significant economic and technical benefits will flow to the U.S. as a result of the sublicense agreement.

If these conditions cannot be met, then the Licensee must obtain written approval from the Licensor before granting a sublicense.

5.2 Any sublicenses that the Licensee grants to a third party must include all the applicable rights and obligations due the Licensor that are contained in this Agreement. Licensee will not sublicense at rates lower than those set forth in Exhibit C, paragraphs B and C, without prior written consent of Licensor. The sublicenses granted under this Agreement are subject to the license to the U.S. Government and the rights reserved by the Licensor.

5.3 Licensee will provide the Licensor with a copy of each sublicense entered into with a third party within thirty (30) days of execution. All sublicense royalties due the Licensor pursuant to Exhibit C, Paragraph D from the sale of Licensed Products and the practice of Licensed Methods by a Sublicensee shall be paid to Licensor by Licensee.

5.4 Licensee will pay Licensor the amounts due from sublicensees and deliver all reports due the Licensor from sublicensees according to the schedule set forth in Article 7 (Records and Reports).

5.5 If this Agreement is terminated for any reason or abated pursuant to Article 8.2, Licensor will automatically succeed to all rights of Licensee arising from sublicenses granted under this Agreement. Any sublicensee who is not in default of the terms and conditions of its sublicensee agreement with Licensee may make a written request to continue such sublicense agreement as a license agreement with the Licensor, which request will not be unreasonably withheld.

6.    ROYALTIES AND COMMERCIALIZATION PLAN

6.1 In consideration of the rights and licenses granted herein, Licensee agrees to the provisions of Exhibit B and Exhibit C attached hereto and hereby incorporated into this Agreement.

6.2 No royalties shall be owed on any Licensed Product(s) produced or any Licensed Method practiced for or under any Federal governmental agency contract pursuant to the DOE nonexclusive license for Federal governmental purposes but only to the extent the Federal government received a discount on Licensed Product or Licensed Service sales which discount is equivalent to or greater than the amount of any such royalty that would otherwise be due.

6.3 No royalties shall be owed on any Licensed Product(s) produced or Licensed Method practiced for or on behalf of Motorola, Inc. to the extent that Motorola, Inc. has a license thereto granted by Licensor and is obligated to pay royalties thereon to Licensor. However, such must be reported pursuant to Article 7.

6.4 Upon termination of this Agreement for any reason whatsoever, any royalties that remain unpaid shall be promptly reported and paid to Licensor within thirty
(30) days of any such termination.

6.5 Licensed Products are considered sold when invoiced, if not invoiced, when delivered to a third party. If any patent covering Licensed Products expires, or if the license terminates, then all shipments made on or before the date of expiration or termination that have not been billed are considered sold and subject to royalty. Royalties paid on Licensed Products which are not accepted by the customer are credited to Licensee.

6.6 Licensed Services are considered sold when invoiced, if not invoiced, when provided to a third party.

6.7 When the Gross Sales of Licensed Products and Services by Licensee attain [***], Licensee may request in writing that the royalty terms of this license as set forth in Appendix C be renegotiated. Licensor and Licensee agree, upon receipt by Licensor of such written request, to renegotiate such royalty terms in good faith and that such terms shall reflect customary Government and industry licensing practices at that time.

7.    RECORDS AND REPORTS

7.1 Licensee agrees to keep adequate and sufficiently detailed records of Licensed Product(s) and Licensed Services to enable royalties payable hereunder to be determined and to provide such records for inspection at Licensee's facilities in the U.S. by authorized representatives of Licensor at any time upon reasonable advance notice during the regular business hours of Licensee. Licensee agrees that any extant additional records of Licensee, as Licensor may reasonably determine are necessary to verify the above records, shall also be provided to Licensor for inspection at Licensee's facilities in the U.S.

7.2 Licensor will pay the costs incurred by its representatives to examine the Licensee's books and records. If there is any error in the royalty accounting of more than [* * *] of the total royalties due for any year or [* * *]whichever is greater, then Licensee will pay the reasonable costs incurred for the Licensor's examination.

7.3 Within thirty (30) calendar days after the close of each calendar year during the term of this Agreement (i.e. January 31), Licensee will furnish Licensor a written report providing: (a) the aggregate amount of all sales in U.S. Dollars during the preceding calendar year period of Licensed Product(s) (if none, Licensee will so indicate) and (b) the aggregate amount of royalties due in U.S. Dollars for the preceding calendar year period pursuant to the provisions hereof. (See Exhibit D part B)

7.4 Licensee will pay Licensor royalties due hereunder on a quarterly basis for quarters ending March 3l, June 30, September 30 and December 3l. Such quarterly payments shall be paid to Licensor no later than thirty (30) days following each quarterly period. (See Exhibit D part C)

7.5 Should Licensee fail to make any payment to Licensor within the time period prescribed for such payment, then the unpaid amount shall bear interest at the rate of one and one-half percent (1.5%) per month or, if less, the greatest amount permitted by law, from the date when payment was due until payment in full, with interest, is made.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.    DUE DILIGENCE

8.1 Licensee will proceed diligently to develop, manufacture, sell, and provide Licensed Products and Licensed Services. Licensee will market Licensed Products or Licensed Services diligently within a reasonable time after this Agreement is executed. Licensee must demonstrate a continuing effort to market Licensed Products and Licensed Services following Licensee's first offer of Licensed Products and Licensed Services for sale.

8.2 If Licensee is unable to perform the schedule and conditions set forth in Exhibit B, and the diligence of Article 8.1 above, as its sole and exclusive remedy for such inability to perform, Licensor may abate Licensee's license of Article 3.1 to a nonexclusive license with no right to sublicense with the royalties of Exhibit C applicable thereto, except that the minimum annual royalties of Exhibit C shall be [* * *] per year for the year 2001 and each calendar year thereafter.

9.    TECHNICAL ASSISTANCE

Licensor agrees, upon the written request of Licensee and within the policies and rules of the Department of Energy then in effect, to assist Licensee in seeking necessary DOE approvals for Licensor to provide technical assistance to Licensee at Licensor's facilities under appropriate agreements. The cost of such technical assistance shall be paid by the Licensee.

10.   INFRINGEMENT BY THIRD PARTIES

10.1 If Licensee learns of the infringement of any patent licensed under this Agreement, Licensee will inform Licensor in writing within thirty (30) days and provide all known evidence of the infringement. Licensee will not contact the potential infringer concerning the infringement without prior written approval of the Licensor. The parties will use their best efforts to cooperate with each other to terminate the infringement without litigation.

10.2 Licensee may request in writing that Licensor take legal action against infringement of a Licensed Patent. This request must include reasonable evidence of the infringement and damages to Licensee.

10.3 Within one hundred and eighty (180) days of Licensee's request, if the infringement continues, the Licensor will:

      (a)   commence suit on its own account; or

      (b)   agree to bring suit jointly with Licensee; or

      (c) notify Licensee that the Licensor will not bring suit and agrees to the extent Licensee has a limited-exclusive license in the infringed patent and standing in a court of competent jurisdiction, Licensee may bring suit on its own account.

10.4 If Licensee elects to bring suit in accordance with this Article, the Licensor may join such suit later at the Licensor's expense.


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

10.5 Legal action brought by one party will be at the expense of that party, who will be entitled to all recoveries from that suit. If Licensor and Licensee bring a joint legal action, the parties will share the expenses and recoveries in proportion to the costs incurred by each party.

10.6 Each party will cooperate with the other in litigation proceedings brought under this Agreement, but at the expense of the party bringing suit, except that each party may be represented by counsel of its choice in any suit brought by the other party.

11.   REPRESENTATIONS AND WARRANTIES

11.1 Licensor represents and warranties that Licensor has the right to grant the rights, licenses, and privileges granted herein.

11.2 Nothing in this Agreement will be interpreted as:

      (a) A warranty or representation by the Licensor as to the validity or scope of any of the Licensor's rights in Licensed Patents; or

      (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents or copyrights of third parties; or

      (c) Any obligation to bring suit against a third party for patent or copyright infringement; or

      (d) Conferring by implication, estoppel, or otherwise any license or rights under any patents of the Licensor other than Licensed Patents as defined in this Agreement, regardless of whether such patents are dominant or subordinate to Licensed Patents; or

      (e) An obligation to furnish any know-how or improvements not specifically provided in this Agreement.

11.3 Licensor represents and warranties that Licensor has no knowledge of any claims of infringement filed against Licensor for practicing the Licensed Patents.

12.   EXPORT CONTROL

LICENSEE ACKNOWLEDGES THAT THE EXPORT OF ANY PRODUCTS AND/OR TECHNICAL DATA FROM THE UNITED STATES MAY REQUIRE SOME FORM OF EXPORT CONTROL LICENSE FROM THE U.S. GOVERNMENT. FAILURE TO OBTAIN ANY REQUIRED EXPORT LICENSES BY LICENSEE MAY RESULT IN LICENSEE SUBJECTING ITSELF TO CRIMINAL LIABILITY UNDER U.S. LAWS.

13.   DISCLAIMER

NEITHER LICENSOR, THE DOE, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY

SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, OR INFORMATION WILL NOT INFRINGE PRIVATELY OWNED RIGHTS; (3) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, LICENSOR AND THE DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY PRODUCTS MANUFACTURED, USED, OR SOLD BY LICENSEE. NEITHER LICENSOR NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES IN ANY EVENT.

14.   PRODUCT LIABILITY

Except for any liability resulting from any negligent act or omission of the U.S. Government or the Licensor, Licensee indemnities the U.S. Government and the Licensor, and their officers, employees, and agents, for all damages, costs, and expenses, including attorneys' fees, arising from personal injury or property damage to third parties occurring as a result of the commercialization and utilization of the Licensed Patents by Licensee, including but not limited to, the making, using, selling, or exporting of products, processes, or services derived therefrom. This indemnification shall include, but not be limited to, indemnification for any product liability resulting from the commercialization and utilization or the Licensed Patents by Licensee. The indemnity set forth in this Paragraph 14 shall apply only if Licensee shall have been informed as soon and as completely as practical by the Licensor and/or the U.S. Government of the action alleging such claim and shall have been given an opportunity, to the maximum extent afforded by applicable laws, rules, or regulations, to participate in and control its defense, and the Licensor and/or the U.S. Government shall have provided reasonably available information and reasonable assistance requested by Licensee. No settlement for which Licensee shall be responsible shall be made without Licensee's consent unless required by final decree of a court of competent jurisdiction.

15.   TERM OF AGREEMENT AND EARLY TERMINATION OR ABATEMENT

15.1 Unless previously terminated by operation of law or by acts of the Parties under this Agreement, this Agreement is binding upon the date of execution by the last signing party ("Effective Date") and will run to and terminate upon the expiration of the last-to-expire issued patent covered by Licensed Patents.

15.2 A party shall have the right to terminate this Agreement (without judicial resolution) upon notice to the other party after a breach of any material provision by the other party has gone uncorrected for sixty (60) days after the other party has been notified of such breach by the terminating party.

15.3 [* * *]


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[* * *] If agreement is not reached within ninety (90) days after the issuance of such injunctive relief, Licensee may terminate this license prospectively without charge by written notice to Licensor. Such termination shall be effective upon receipt by Licensor of said notice.

15.4 Licensee may terminate this License Agreement prospectively by giving written notice to Licensor any time subsequent to November 1, 2000. Such termination by Licensee shall be subject to a termination fee payable by Licensee to Licensor of [* * *] payable thirty (30) days after the effective date of such termination. Further, such termination shall be effective thirty
(30) days from the date of delivery of such notice and all of Licensee's rights under this Agreement shall cease as of that date.

15.5 Licensor agrees that the minimum royalty payments of Exhibit C, Paragraph
E.1. shall be abated a pro rata amount of any delay in completion of task 2B in the Scope of Work of CRADA C9701902.

15.6 Commencing January 1, 2001, Licensee, upon six (6) month written notice to Licensor, may prospectively abate Licensee's license of Article 3.1 to a nonexclusive license with no right to sublicense with the royalties of Exhibit C applicable thereto except that the minimum annual royalty of Exhibit C shall be [* * *] per calendar year thereafter. Further, such abatement shall be subject to Licensee paying Licensor a license abatement fee of [* * *] payable thirty (30) days after the effective date of such abatement.

16.   ASSIGNABILITY

The Parties agree that Licensor, at its sole discretion, may immediately terminate this Agreement upon any attempt by Licensee to transfer its interest in whole or in part in this Agreement to any other party without the written permission of the Licensor, unless such transfer is to an acquirer of all or substantially all of Licensee's business and that such acquirer shall agree to the U.S. Competitiveness clause of this license and CRADA C9701902 as though it were a Participant therein. With respect to a transfer to a successor to Licensee's business, Licensor's permission shall be required, if acquirer is not a U.S. corporation.

17.   RIGHTS OF PARTIES AFTER TERMINATION

17.1 Neither party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the effective date of termination. All licensed rights granted under this agreement shall terminate as of the effective date of any termination.

17.2 From and after any termination of this Agreement, Licensee shall have the right to sell any Licensed Products that Licensee had already manufactured prior to termination, provided


[* * *] Indicates information omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

that all royalties and reports required hereinabove shall be submitted to Licensor. Licensee will provide the Licensor with a written inventory of all Licensed Products in stock within thirty (30) days of the effective date of termination by either party. All sales of such inventoried Licensed Products are subject to the terms of this Agreement.

17.3 Except as provided in Article 8.2, the rights and remedies granted herein, and any other rights or remedies which the parties may have, either at law or in equity, are cumulative and not exclusive of others. On any termination, Licensee shall duly account to Licensor and transfer to them all rights to which Licensor may be entitled under this Agreement.

18.   FORCE MAJEURE

No failure or omission by Licensor or by Licensee in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from acts of God; acts or omissions of any government or agency thereof, compliance with rules, regulations, or orders of any governmental authority; fire; storm; flood; earthquake; accident; acts of the public enemy; war; rebellion; insurrection; riot; sabotage; invasion; quarantine; restriction; or failures or delays in transportation.

19.   USE OF NAMES, TRADENAMES, AND TRADEMARKS

Nothing contained in this License Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, tradename, trademark, or other designation of any Licensor or Licensee or of the U.S. Department of Energy or the U.S. Government, or any of their employees or officers, and any contraction, abbreviation, or simulation of any of the foregoing.

20.   NOTICES

20.1 All notices and reports shall be addressed to the parties hereto as follows:

        If to Licensor:
        Argonne National Laboratory                 Facsimile No.
        9700 S. Cass Avenue                         708/252-4517
        Argonne, IL  60439                          Verify No.
        ATTN:  R. Jeffrey Geouque                   708/252-3023
        OCF-PRO/201


        If to Licensee:
        Packard Instrument Co., Inc.                Facsimile No.
        800 Research Parkway                        203/238-7593
        Meriden, CT  06450                          Verify No.
        ATTN:  Staf van Cauter                      203/639-2202

20.2 Any notice, report or any other communication required or permitted to be given by one party to the other party by this Agreement shall be in writing and either (a) served personally on the other party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other party at its address as indicated above, or to such other address as the addressee shall have previously furnished to the other party by proper notice, (c) delivered by commercial courier to the other party, or (d) sent by facsimile to the other party at its facsimile number indicated above or to such other facsimile number as the party shall have previously furnished to the other party by proper notice, with machine confirmation of transmission. Such notice shall be effective when received by the receiving party.

21.   NON-ABATEMENT OF ROYALTIES

Licensor and Licensee acknowledge that certain of the Licensed Patents may expire prior to the conclusion of the term of this Agreement; however, Licensor and Licensee agree that the royalty rates provided for hereinabove shall be uniform and undiminished, except as otherwise provided pursuant to this Agreement.

22.   WAIVERS

22.1 No provision of this Agreement is deemed waived and no breach excused unless such waiver or consent is made in writing and signed by the party to have waived or consented.

22.2 Failure on the part of any party to exercise or enforce any right under this Agreement will not be a waiver of any right, or operate to bar the enforcement or exercise of the right at any time thereafter.

23.   LICENSE PATENT MARKING

Licensee agrees to affix appropriate markings of the applicable Licensor Licensed Patents upon or in association with Licensee's Licensed Products or Services.

24.   ENTIRE AGREEMENTS AND MODIFICATIONS

It is expressly understood and agreed by the parties hereto that this instrument and CRADA C9701902 contains the entire agreement between the parties with respect to the subject matter hereof and that all prior representations, warranties, or agreements relating hereto have been merged into this document and CRADA C9701902 and are thus superseded in totality by this Agreement and CRADA C9701902. This Agreement may be amended or modified only by a written instrument signed by the duly authorized representatives of the parties.

25.   HEADINGS

The headings for the sections set forth in this Agreement are strictly for the convenience of the parties hereto and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Agreement.

26.   DISPUTES AND GOVERNING LAWS

26.1 The Parties will attempt to jointly resolve any disputes arising from this Agreement. Such joint resolution may include non-binding arbitration. If the Parties are unable to resolve a dispute within a reasonable time, then either party may commence proceedings in a court of competent jurisdiction. United States federal law will govern this Agreement to the extent that there is such law. To the extent there is no applicable federal law, this Agreement and performance hereunder will be governed by the laws of the State of Illinois, USA, without regard to the state's conflict of laws provisions.

26.2 If any provisions of this Agreement are held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of the Agreement. This Agreement will be construed as if the invalid, illegal, or unenforceable revision were never in this Agreement.

26.3 The Licensor will release information concerning this Agreement if required by law.

27.   THIRD PARTY LICENSES

27.1 Licensor agrees that to the extent that it grants a nonexclusive license to a third party to Licensed Patents identified in Exhibit A of the same scope granted to Licensee, such shall be at no more favored terms than those granted to Licensee in Exhibit C.

27.2 To the extent that Licensee or Motorola, Inc. declines to commercialize the intellectual property of a third party under reasonable terms and conditions in the Clinical Diagnostics Field of Use of Exhibit F, Licensee agrees to nonexclusively sublicense such third party under reasonable terms and conditions to the extent that such sublicense, as necessary, provides substantial benefit to the public health or safety.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective names by their duly authorized representatives.

"Licensor"


By:  /s/ Dennis E. Bugielski


Name:  (typed) Dennis E. Bugielski

Title:   Manager, ANL Procurement

Date:



"Licensee"


By:  /s/  Richard T. McKernan
          --------------------

Name:  (typed)
                --------------------

Title:
        --------------------

Date:  3/19/98


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